Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002
Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18 of the United States Code

The undersigned, being the Principal Executive Officer of Midcoast Energy Partners, L.P., hereby certifies that our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016 (the “Quarterly Report”) filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Midcoast Energy Partners, L.P.

Date: July 28, 2016	By: /s/ C. Gregory Harper C. Gregory Harper President (Principal Executive Officer) Midcoast Holdings, L.L.C. (as the General Partner)